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                                                                    EXHIBIT 10.1

               GENUITY SOLUTIONS INC. EMPLOYEE RETENTION AGREEMENT

          This Employee Retention Agreement (the "Agreement") by and between Genuity Solutions Inc. ("Genuity" or the "Company") and ((Full_Name)) (the "Employee") is made as of July 1, 2002 (the "Effective Date").

          WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company's critical personnel without distraction (the "2002 Retention Program"), for the period of July 1, 2002 through June 30, 2003 (the "Retention Period").

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. ELIGIBILITY. In order to be eligible to receive any installment of the Retention Bonus pursuant to Section 2 of this Agreement, the following requirements must be met:

     a) NOTIFICATION AND EXECUTION OF AGREEMENT. The Employee must receive written notification from the Company that he or she has been selected to participate in the 2002 Retention Program, and must sign and return this Agreement to the Company no later than seven (7) days after receipt of notification.

     b) ACTIVE EMPLOYMENT. Except as otherwise provided in Section 3 of this Agreement, the Employee must be actively employed at the time any installment of the Retention Bonus is paid.

     c) SATISFACTORY PERFORMANCE. The Employee must satisfactorily perform all duties of his or her job and achieve satisfactory completion of all previously set objectives, as determined by Genuity in its sole and exclusive discretion. Specifically, pursuant to a quarterly assessment process, the Employee must receive a rating of "Meets Expectations" or "Exceeds Expectations" prior to payment of any installment of the Retention Bonus. If the Employee receives any other rating for a particular quarter, he or she will not be eligible to receive the Retention Bonus installment for that quarter.

     d) CONFIDENTIALITY. The Employee agrees that the existence of the 2002 Retention Program, this Agreement, and the terms of each and every provision of this Agreement shall be confidential and shall not be disclosed by the Employee to any person, firm, organization or entity, of any and every type, for any reason, at any time, unless required by law. As an exception to this confidentiality provision, the Employee may discuss the content of this Agreement with the Genuity employee who provided the Employee with this Agreement or with Chris Lancione, Vice President of Human Resources. As a further exception to this confidentiality provision, the Employee may reveal the contents of this Agreement to his or her spouse, and to his or her legal or financial advisors, provided that the Employee advises such persons that the information is confidential and that the Employee requires that they agree to maintain the confidentiality of such information. If the Employee fails to comply

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          with these confidentiality obligations, he or she will not be eligible to receive any further installment(s) of the Retention Bonus pursuant to Section 2 of this Agreement, and will be required to return any previously paid installment(s).

2. RETENTION BONUS. If all the eligibility requirements of Section 1 are met, the Employee shall be entitled to receive a bonus in a total amount equivalent to ((Retention_Bonus__of_Base)) of the Employee's current annual base pay (determined as of the close of the applicable fiscal quarter), less all applicable withholdings (the "Retention Bonus"). Any Retention Bonus for which the Employee is eligible shall be paid in the following installments:

     a) INSTALLMENT ONE. Within thirty (30) days of September 30, 2002, the Company shall pay the Employee a lump-sum payment in an amount equivalent to 15% of the Retention Bonus.

     b) INSTALLMENT TWO. Within thirty (30) days of December 31, 2002, the Company shall pay the Employee a lump-sum payment in an amount equivalent to 20% of the Retention Bonus.

     c) INSTALLMENT THREE. Within thirty (30) days of March 31, 2003, the Company shall pay the Employee a lump-sum payment in an amount equivalent to 25% of the Retention Bonus.

     d) INSTALLMENT FOUR. Within thirty (30) days of June 30, 2003, the Company shall pay the Employee a lump-sum payment in an amount equivalent to 40% of the Retention Bonus; provided, however, that the Company may decide, in its sole and exclusive discretion, to extend the date of this payment for a period of up to ninety (90) days.

3. TERMINATION OF EMPLOYMENT.

     a) RESIGNATION OR TERMINATION FOR CAUSE. If the Employee resigns for any reason or is terminated for Cause during the Retention Period, the Employee shall not be eligible to receive any further installments of the Retention Bonus pursuant to Section 2 of this Agreement. "Cause" under this Agreement shall mean: (1) the Employee's willful and continued failure to substantially perform his/her reasonable assigned duties; or (2) the Employee's dishonesty, gross negligent or willful misconduct that is injurious to the Company; or (3) the conviction of the Employee, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

     b) REDUCTION-IN-FORCE. If the Employee is terminated by the Company during the Retention Period due to a reduction-in-force, the Employee shall be entitled to receive any and all unpaid installments of the Retention Bonus that the Employee would have received if he or she had remained employed throughout the duration of the Retention Period pursuant to Section 2 of this Agreement. The Company, in its sole discretion, will determine whether any such unpaid installments shall be paid in accordance with the schedule set forth under Section 2 this Agreement, or on a lump-sum basis.

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4. NO GUARANTEE OF EMPLOYMENT. This Agreement does not constitute a contract of employment or a right to remain in the employ of any such company. Either the Company or the Participant may terminate the employment relationship at any time, for any reason, and with or without notice.

5. WAIVER. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

6. SEVERABILITY. If any provision or provisions contained herein shall contravene or be invalid under applicable law, such contravention or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as not containing the particular provision or provisions held to be invalid and the rights and obligations of the Parties shall be construed and enforced accordingly.

7. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Employee on this subject, and supersedes and replaces any and all prior agreements and understandings between Employee and the Company on this subject, except as expressly provided herein.

8. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

9. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.


GENUITY INC.                                EMPLOYEE NAME


Dated: JUNE 13, 2002                        Dated:


By:  /s/ Paul R. Gudonis                    By: (Employee)
    ----------------------------------          --------------------------------
    Paul R. Gudonis                             ((Full_Name))
    Chairman & CEO, Genuity


 Please return the original signed agreement in a sealed, confidential envelope no later than seven (7) days after receipt of notification to:

             Amy Siblik - Compensation Department, Mail Code 26/41B
            235 Presidential Way, Mail Code 26/41B, Woburn, MA 01888

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